EXHIBIT 10.4.1

EXECUTIVE FORM

OMNIBUS INCENTIVE COMPENSATION PLAN
NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of ____________ (the “Date of Grant”), is delivered by CarGurus, Inc. (the “Company”) to ______________ (the “Participant”).

RECITALS

The CarGurus, Inc. Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of stock options to purchase shares of Class A common stock of the Company (“Company Stock”). The Committee has decided to make this nonqualified stock option grant as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan, which is available by accessing the Company’s intranet at _______. Paper copies of the Plan and the official Plan prospectus are available by contacting the General Counsel of the Company at 617.315.4900 or legal@cargurus.com. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase____ shares of Company Stock (“Shares”) at an Exercise Price of $___ per Share. The Option shall become exercisable according to Section 2 below.

2.Exercisability of Option.

(a)The Option shall become vested and exercisable on the following dates (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Vested Stock Units
___________________	__________
___________________	__________
___________________	__________
___________________	__________

(b)The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares for which the Option becomes vested and exercisable on the last Vesting Date.

(c)Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control before the Option is fully vested and exercisable, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting and exercisability of the Option as it deems appropriate pursuant to the Plan.

Notwithstanding the foregoing, if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change of Control and the Option is assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Participant’s employment is terminated by the Employer without Cause (as defined below) or by the Participant for Good Reason (as defined below) upon or within 12 months following a Change of Control and before the Option is fully vested and exercisable in accordance with the vesting schedule set forth in Section 2(a) above, any unvested and unexercisable portion of the Option shall become fully vested and exercisable upon such termination of employment.

(d)For purposes of this Agreement, the following terms have the following meanings:

(i)“Cause” shall have the meaning given to that term in any written employment agreement, offer letter or severance agreement between the Company and the Participant, or if no such agreement exists or if such term is not defined therein, Cause shall mean a finding by the Committee that the Participant has (I) materially breached his or her employment agreement or offer letter with Company, which breach has not been remedied by the Participant within 30 days after written notice has been provided to him or her of such breach, (II) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (III) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (IV) breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or (V) engaged in such other behavior detrimental to the interests of the Company as the Committee reasonably determines.

(ii)“Good Reason” means the Participant has complied with the Good Reason Process (as defined below) following the occurrence of any of the following events, without the Participant’s consent:  (I) a material diminution in the Participant’s title, responsibilities, authority or duties; (II) a material diminution the Participant’s base salary or target bonus, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (III) a material change in the principal geographic location at which the Participant provides services to the Company (with the exception of travel related to the Participant’s duties to the Company); or (IV) the material breach by the Company of the Participant’s written employment agreement, offer letter or severance agreement between the Company and the Participant.

(iii)“Good Reason Process” means (I) the Participant reasonably determines in good faith that a “Good Reason” condition has occurred; (II) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (III) the Participant cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (IV) notwithstanding such efforts, the Good Reason condition continues to exist; and (V) the Participant terminates his or her employment within 30 days after the end of the Cure Period.  If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

3.Term of Option.

(a)The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding the foregoing, in the event that on the last business day of the term of the Option, the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(b)The Option shall automatically terminate upon the happening of the first of the following events:

(i)The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause.

(ii)The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.

(iii)The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or the Participant dies within 90 days after the Participant ceases to be so employed or to provide services to the Employer for any reason other than Disability, death or Cause.

(iv)The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section 3(a) above. Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.Exercise Procedures.

(a)Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company or its delegate written notice of intent to exercise, specifying the number of shares of Company Stock as to which the Option is to be exercised and such other information as the Company or its delegate may require.

At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Company) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by surrendering shares of Company Stock subject to the exercisable Option for an appreciation distribution payable in Shares with a Fair Market Value on the date of exercise equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for the Shares (“net exercise”), or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.

(b)The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option. The Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(d)Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

5.Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time.  The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

8.No Stockholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

9.Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

10.Applicable Law; Jurisdiction.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.  Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Boston, Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive.  Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

11.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel, with copy to the Chief Financial Officer, at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12.Recoupment Policy.  The Participant agrees that, subject to the requirements of applicable law, if the Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within 12 months thereafter, the Option shall terminate, and the Company may rescind any exercise of the Option and delivery of Shares upon such exercise, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission (a) the Participant shall return to the Company the Shares received upon the exercise of the Option or, (b) if the Participant no longer owns the Shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares (or, in the event the Participant transfers the Shares by gift or otherwise without consideration, the Fair Market Value of the Shares on the date of the breach of any restrictive covenant agreement or activity constituting Cause), net of the price originally paid by the Participant for the Shares.  The Participant agrees that payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee and the Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.  In addition, the Participant agrees that the Option shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.

13.Application of Section 409A of the Code. This Agreement is intended to be exempt from section 409A of the Code and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

CARGURUS, INC.

Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby agree that all decisions and determinations of the Committee with respect to the Option shall be final and binding.

Date	Participant